                                                                     EXHIBIT 4.2



                              AMENDED AND RESTATED
                                    BY-LAWS

                                       OF

                                  APPLIX, INC.

                                     By-Laws

                                Table of Contents

                                                                  Page
                                                                  ----
ARTICLE 1 -  Stockholders......................................    1

      1.1    Place of Meetings.................................    1
      1.2    Annual Meeting....................................    1
      1.3    Special Meetings..................................    1
      1.4    Notice of Meetings................................    1
      1.5    Quorum............................................    2
      1.6    Adjournments......................................    2
      1.7    Voting and Proxies................................    2
      1.8    Action at Meeting,................................    3
      1.9    Action without Meeting............................    3

ARTICLE 2 -  Directors.........................................    3

      2.1    Powers............................................    3
      2.2    Number, Election and Qualification................    3
      2.3    Enlargement of the Board..........................    4
      2.4    Tenure............................................    4
      2.5    Vacancies.........................................    4
      2.6    Resignation.......................................    5
      2.7    Removal...........................................    5
      2.8    Regular Meetings..................................    5
      2.9    Special Meetings..................................    5
      2.10   Meetings by Telephone Conference Calls............    5
      2.11   Notice of Special Meetings........................    5
      2.12   Quorum............................................    6
      2.13   Action at Meeting.................................    6
      2.14   Action by Consent.................................    6
      2.15   Committees........................................    6
      2.16   Compensation of Directors.........................    6

ARTICLE 3 -  Officers..........................................    6

      3.1    Enumeration.......................................    6
      3.2    Election..........................................    6
      3.3    Qualification.....................................    7
      3.4    Tenure............................................    7
      3.5    Resignation and Removal...........................    7
      3.6    Vacancies.........................................    7
      3.7    President.........................................    7
      3.8    Vice Presidents...................................    7
      3.9    Treasurer and Assistant Treasurers................    8

                                      (i)

      3.10   Clerk and Assistant Clerks........................    8
      3.11   Secretary and Assistant Secretaries...............    8
      3.12   Salaries..........................................    9

ARTICLE 4 -  Capital Stock.....................................    9

      4.1    Issue of Capital Stock............................    9
      4.2    Certificate of Stock..............................    9
      4.3    Transfers.........................................    9
      4.4    Record Date.......................................   10
      4.5    Replacement of Certificates.......................   10

ARTICLE 5 -  Indemnification...................................   10

ARTICLE 6 -  Miscellaneous Provisions..........................   11

      6.1    Fiscal Year.......................................   11
      6.2    Seal..............................................   12
      6.3    Voting of Securities..............................   12
      6.4    Corporate Records.................................   12
      6.5    Evidence of Authority.............................   12
      6.6    Articles of Organization..........................   12
      6.7    Severability......................................   12
      6.8    1987 Massachusetts Control Share Acquisition Act..   12

ARTICLE 7 -  Amendments........................................   12

                                      (ii)

                                     BY-LAWS

                                       OF

                                  APPLIX, INC.

                            ARTICLE 1 - Stockholders

      1.1 Place of Meetings. All meetings of stockholders shall be held with in the Commonwealth of Massachusetts unless the Articles of organization permit the holding of stockholders' meetings outside Massachusetts, in which event such meetings may be held either within or without Massachusetts. Meetings of stockholders shall be held at the principal office of the corporation unless a different place is fixed by the Board of Directors or the President and stated in the notice of the meeting.

      1.2 Annual Meeting. The annual meeting of the stockholders shall be held on the four Thursday in April in each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at 10:00 A.M., unless a different date or hour is fixed by the Directors or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-Laws, may be specified by the Board of Directors or the President. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-Laws to the annual meeting of stockholders shall be deemed to refer to such special meeting.

      1.3 Special Meetings. Special meetings of stockholders may be called by the President or by the Board of Directors. In addition, upon written application of one or more stockholders who are entitled to vote and who hold at least the Required Percentage (as defined below) of the, capital stock entitled to vote at the meeting, special meetings shall be called by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer.

      For purposes of this Section 1.3, the "Required Percentage" shall be (i) 10% at any time at which the corporation shall not have a class of voting stock registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) 80% or such lesser percentage as shall constitute the maximum percentage permitted by law for this purpose at any time the corporation has a class of voting stock registered under the Exchange Act.

      1.4 Notice of Meetings. A written notice of each meeting of stockholders, stating the place, date and hour thereof, and the purposes for which the meeting is to be held, shall be given by the Clerk, Assistant Clerk or other person calling the meeting at least seven days before the meeting to each stockholder entitled to vote at the meeting and to each stockholder who by law, by the Articles of organization or by these By-Laws is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to him at his address as it appears in the records of the corporation. Whenever any notice is required to be given to a stockholder by law, by the Articles of Organization or by these By-Laws, no such notice need be given if a written waiver of notice, executed before or after the meeting by the stockholder or his authorized attorney, is filed with the records of the meeting.

      1.5 Quorum.

            (a) Except as otherwise provided by law, or in the Articles of Organization, these Bylaws or, to the extent authorized by law, a resolution of the Board of Directors requiring satisfaction of a greater quorum requirement for any voting group, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter. As used in these Bylaws, a voting group includes all shares of one or more classes or series that, under the Articles of Organization or the Massachusetts Business Corporation Act, as in effect from time to time (the "MBCA"), are entitled to vote and to be counted together collectively on a matter at a meeting of shareholders.

            (b) A share once represented for any purpose at a meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless (1) the shareholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (2) in the case of an adjournment, a new record date is or shall be set for that adjourned meeting.

      1.6 Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by the stockholders present or represented at the meeting, although less than a quorum, or by any officer entitled to preside or to act as clerk of such meeting, if no stockholder is present. It shall not be necessary to notify any stockholder of any adjournment. Any business which could have been transacted at any meeting of the stockholders as originally called may be transacted at any adjournment of the meeting.

      1.7 Voting and Proxies.

            (a) Except as otherwise provided in this Section 1.7 (a) or the Articles of Organization, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders' meeting. Only shares are entitled to vote, and each fractional share, if any, is entitled to a proportional vote. Absent special circumstances, the shares of the Corporation are not entitled to vote if they are owned, directly or indirectly, by another entity of which the Corporation owns, directly or indirectly, a majority of the voting interests; provided, however, that nothing in these Bylaws shall limit the power of the Corporation to vote any shares held by it, directly or indirectly, in a fiduciary capacity. Unless the Articles of Organization provide otherwise, redeemable shares are not entitled to vote after notice of redemption is given to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

            (b) A shareholder may vote his or her shares in person or may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. Unless otherwise provided in the appointment form, an appointment is valid for a period of 11 months from the date the shareholder signed the form or, if it is undated, from the date of its receipt by the officer or agent. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, as defined in the MBCA. An appointment made irrevocable is revoked when the interest with which it is coupled is extinguished. The death or incapacity of the shareholder appointing a proxy shall not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he or she did not know of its existence when he or she acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates. Subject to the provisions of Section 7.24 of the MBCA, or any successor Section thereto, and to any express limitation on the proxy's authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

      1.8 Action at Meeting. If a quorum of a voting group exists, favorable action on a matter, other than the election of Directors, is taken by a voting group if the votes cast within the group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law, the Articles of Organization, these Bylaws or, to the extent authorized by law, a resolution of the Board of Directors requiring receipt of a greater affirmative vote of the shareholders, including more separate voting groups. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. No ballot shall be required for such election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

      1.9 Action without Meeting. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Each such consent shall be treated for all purposes as a vote at a meeting.

                              ARTICLE 2 - Directors

      2.1 Powers. The business of the corporation shall be managed by a Board of Directors, who may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

      2.2 Number, Election and Qualification. The number of Directors which shall constitute the whole Board of Directors shall be determined by vote of the stockholders or the Board of Directors, but shall consist of not less than three Directors (except that whenever there shall be only two stockholders the number of Directors shall be not less than two and whenever there shall be only one stockholder or prior to the issuance of any stock, there shall be at least one Director). The number of Directors-may be decreased at any time and from time to time either by the stockholders or by a majority of the Directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more Directors. The Directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. No Director need be a stockholder of the corporation.

      Notwithstanding the foregoing provisions, if the corporation is a "registered corporation" within the meaning of Section 50A of the Massachusetts Business Corporation Law and has not elected, pursuant to paragraph (b) of such
Section 50A, to be exempt from the provisions of paragraph (a) of such Section 50A, then:

            (i) In accordance with paragraph (d), clause (iv) of such Section 50A, the number of directors shall be fixed only by vote of the Board of Directors.

            (ii) In accordance with paragraph (a) of such Section 50A, the Directors of the corporation shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible; the term of office of those of the first class ("Class I Directors") to continue until the first annual meeting following the date the corporation becomes subject to such paragraph (a) and until their successors are elected and qualified; the term of office of those of the second class ("Class II Directors") to continue until the second annual meeting following the date the corporation becomes subject to such paragraph (a) and until their successors are elected and qualified; and the term of office of those of the third class ("Class III Directors") to continue until the third annual meeting following the date the corporation becomes subject to such paragraph (a) and until their successors are elected and qualified. At each annual meeting of the corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting held in the third year following the year of their election and until their successors are duly elected and qualified.

      2.3 Enlargement of the Board. The number of Directors may be increased at any time and from time to time by the stockholders or by a majority of the Directors then in office. Notwithstanding the foregoing provisions, if the Directors of the corporation are classified with respect to the time for which they severally hold office pursuant to paragraph (a) of Section 50A of the Massachusetts Business Corporation Law, as it may be amended from time to time, the number of Directors may be increased at any time and from time to time only by the Board of Directors in accordance with paragraph (d), clause (iv) of such
Section 50A.

      2.4 Tenure. Each Director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.

      2.5 Vacancies. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by vote of a majority of the Directors present at any meeting of Directors at which a quorum is present. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is chosen and qualified or until his earlier death, resignation or removal. Notwithstanding the foregoing provision, if the Directors of the corporation are classified with respect to the time for which they severally hold office pursuant to paragraph (a) of Section 50A of the Massachusetts Business Corporation Law, as it may be amended from time to time, the filling of any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, shall be governed by paragraph (d), clause (i) of Section 50A.

      2.6 Resignation. Any Director may resign by delivering his written resignation to the corporation at its principal office or to the President or Clerk. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

      2.7 Removal. A Director may be removed from office with or without cause by vote of the holders of a majority of the shares entitled to vote in the election of Directors. However, the Directors elected by the holders of a particular class or series of stock may be. removed from office with or without cause only by vote of the holders of a majority of the outstanding shares of such class or series. In addition, a Director may be removed from office for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him. Notwithstanding the foregoing provisions, if the Directors of the corporation are classified with respect to the time for which they severally hold office pursuant to paragraph (a) of
Section 50A of the Massachusetts Business Corporation Law, as it may be amended from time to time, the removal of Directors shall be governed by the provisions of paragraph (c) of such Section 50A.

      2.8 Regular Meetings. Regular meetings of the Directors may be held without call or notice at such places, within or without Massachusetts, and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Directors may be held without a call or notice immediately after and at the same place as the annual meeting of stockholders.

      2.9 Special Meetings. Special meetings of the Directors may be held at any time and place, within or without Massachusetts, designated in a call by the President, Treasurer, two or more Directors or by one Director in the event that there is only a single Director in office.

      2.10 Meetings by Telephone Conference Calls. Directors or members of any committee designated by the Directors may participate in a meeting of the Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

      2.11 Notice of Special Meetings. Notice of any special meeting of the Directors shall be given to each Director by the Secretary or Clerk or by the officer or one of the Directors calling the meeting. Notice shall be duly given to each Director (i) by notice given to such Director in person or by telephone at least 48 hours in advance of the meeting, (ii) by sending a telegram or telex, or by delivering written notice by hand, to his last known business or home address at least 48 hours in advance of the meeting, or (iii) by mailing written notice to his last known business or home address at least 72 hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior to the meeting or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors' meeting need not specify the purposes of the meeting. If notice is given in person or by telephone, an affidavit of the Secretary, Clerk, officer or Director who gives such notice that the notice has been duly given shall, in the absence of fraud, be conclusive evidence that such notice was duly given.

      2.12 Quorum. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

      2.13 Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, by the Articles of Organization or by these By-Laws.

      2.14 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the Directors' meetings. Each such consent shall be treated for all purposes as a vote at a meeting.

      2.15 Committees. The Board of Directors may, by vote of a majority of the Directors then in office, elect from their number an executive committee or other committees and may by like vote delegate to committees so elected some or all of their powers to the extent permitted by law. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided by these By-Laws for the Directors. The Board of Directors shall have the power at any time to fill vacancies in any such committee, to change its membership or to discharge the committee.

      2.16 Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

                              ARTICLE 3 - Officers

      3.1 Enumeration. The officers of the corporation shall consist of a President, a Treasurer, a Clerk and such other officers with such other titles as the Board of Directors may determine, including, but not limited to, a Secretary and one or more Vice Presidents, Assistant Treasurers, Assistant Clerks and Assistant Secretaries.

      3.2 Election. The President, Treasurer and Clerk shall be elected annually by the Board of Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen or appointed by the Board of Directors at such meeting or at any other meeting.

      3.3 Qualification. No officer need be a director or stockholder. Any two or more offices may be held by the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine. The premiums for such bonds may be paid by the corporation.

      3.4 Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, the President, Treasurer and Clerk shall hold office until the first meeting of the Directors following the next annual meeting of stockholders and until their respective successors are chosen and qualified; and all other officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders, unless a different term is specified in the vote choosing or appointing them, or until his earlier death, resignation or removal.

      3.5 Resignation and Removal. Any officer may-resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

      Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of Directors then in office. An officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

      Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.

      3.6 Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Clerk. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is chosen and qualified, or until he sooner dies, resigns or is removed.

      3.7 President. The President shall be the Chief Operating Officer and Chief Executive officer of the corporation. The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the corporation. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the stockholders and, if he is a Director, at all meetings of the Board of Directors. The President shall perform such other duties and shall possess such other powers as the Board of Directors may from time to time prescribe.

      3.8 Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions. upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

      3.9 Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to-him by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these By-Laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.

      The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

      3.10 Clerk and Assistant Clerks. The Clerk shall perform such duties and shall possess such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Clerk shall perform such duties and have such powers as are incident to the office of the clerk, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

      Any Assistant Clerk shall perform such duties and possess such powers as the Board of Directors, the President or the Clerk may from time to time prescribe. In the event of the absence, inability or refusal to act of the Clerk, the Assistant Clerk (or if there shall be more than one, the Assistant Clerks in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Clerk.

      In the absence of the Clerk or any Assistant Clerk at any meeting of stockholders or Directors, the person presiding at meeting shall designate a temporary clerk to keep a record of the meeting.

      3.11 Secretary and Assistant Secretaries. If a Secretary is appointed, he shall attend all meetings of the Board of Directors and shall keep a record of the meetings of the Directors. He shall, when required, notify the Directors of their meetings, and shall possess such other powers and shall perform such other duties as the Board of Directors or the President may from time to time prescribe.

      Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

      3.12 Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

                            ARTICLE 4 - Capital Stock

      4.1 Issue of Capital Stock. Unless otherwise voted by the stockholders, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of the capital stock of the corporation held in its treasury may be issued or disposed of by vote of the Board of Directors, in such manner, for such consideration and on such terms as the Directors may determine.

      4.2 Certificate of Stock. Each stockholder shall be entitled to a certificate' of the capital stock of the corporation in such form as may be prescribed from time to time by the Directors. The certificate shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the corporation, such signature may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

      Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws, applicable securities laws or any agreement to which the corporation is a party, shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restrictions and a statement that the corporation will furnish a copy of the restrictions to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

      4.3 Transfers. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

      It shall be the duty of each stockholder to notify the corporation of his post office address and of his taxpayer identification number.

      4.4 Record Date. The Board of Directors may fix in advance a time not more than 60 days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.

      If no record date is fixed and the transfer books are not closed, the record date for determining the stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, and the record date for determining the stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect to such purpose.

      4.5 Replacement of Certificates. In case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place of the lost, destroyed or mutilated certificate, upon such terms as the Directors may prescribe, including the presentation of reasonable evidence of such loss, destruction or mutilation and the giving of such indemnity as the Directors may require for the protection of the corporation or any transfer agent or registrar.

                           ARTICLE 5 - Indemnification

      Except as otherwise provided below, the corporation shall, to the extent legally permissible, indemnify each person who is, or shall have been, a Director, officer or Plan Fiduciary (as defined below) of the corporation or who is serving, or shall have served, at the request of the corporation as a Director or officer of another organization in which the corporation owns any shares or of which it is a creditor, against all liabilities and expenses (including judgments, fines, penalties and reasonable attorneys' fees and all amounts paid, other than to the corporation or such other organization, in compromise or settlement) imposed upon or incurred by any such person in connection with, or arising out of, the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be a defendant or with which he may be threatened or otherwise involved, directly or indirectly, by reason of his being or having been such a Director, officer or Plan Fiduciary.

      The corporation shall provide no indemnification with respect to any matter as to which any such Director, officer or Plan Fiduciary shall be finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation. The corporation shall provide no indemnification with respect to any matter settled or compromised, pursuant to a consent decree or otherwise, unless such settlement or compromise shall have been approved as in the best interests of the corporation, after notice that indemnification is involved, by
(i) a disinterested majority of the Board of Directors or, (ii) the holders of a majority of the outstanding stock entitled to elect Directors, voting as a single class, exclusive of any stock owned by any interested Director, officer or Plan Fiduciary.

      Indemnification may include payment by the corporation of expenses in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article.

      As used in this Article, the terms "Director", "officer" and "Plan Fiduciary" include their respective heirs, executors, administrators and legal representatives, and an "interested" Director, officer or Plan Fiduciary is one against whom in such capacity the proceeding in question or another proceeding on the same or similar grounds is then pending.

      To assure indemnification under this Article of all persons who are determined by the corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the corporation which may exist from time to time, this Article shall be interpreted as follows: (i) "Plan Fiduciary" shall mean any Director, officer or employee of the corporation who serves such an employee benefit plan in a fiduciary capacity at the request of the corporation;
(ii) "fines" shall be deemed to include any excise taxes assessed on a person with respect to an employee benefit plan pursuant to the Employee Retirement Income Security Act of 1974; and (iii) actions taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in the best interests of the corporation.

      The right of indemnification provided in this Article shall not be exclusive of or affect any other rights to which any Director, officer or Plan Fiduciary may be entitled under any agreement, statute, vote of stockholders or otherwise. The corporation's obligation to provide indemnification under this Article shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a Policy maintained by the corporation or any other person. Nothing contained in this Article shall affect any rights to which corporate personnel other than Directors and officers may be entitled by contract or otherwise.

                      ARTICLE 6 - Miscellaneous Provisions

      6.1 Fiscal Year. Except as otherwise set forth in the Articles of Organization or as otherwise determined from time to time by the Board of Directors, the fiscal year of the corporation shall in each year end on December 31.

      6.2 Seal. The seal of the corporation shall, subject to alteration by the Directors, bear its name, the word "Massachusetts" and the year of its incorporation.

      6.3 Voting of Securities. Except as the Board of Directors may otherwise designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

      6.4 Corporate Records. The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the stock records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of the Clerk. These copies and records need not all be kept in the same office. They shall be available at all reasonable times for the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling the list or copies of the list or of using the list for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

      6.5 Evidence of Authority. A certificate by the Clerk or Secretary, or an Assistant Clerk or Assistant Secretary, or a temporary Clerk or temporary Secretary, as to any action taken by the stockholders, Directors, any committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

      6.6 Articles of Organization. All references in these By-Laws to the Articles of organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.

      6.7 Severability. Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

      6.8 1987 Massachusetts Control Share Acquisition Act. The 1987 Massachusetts Control Share Acquisition Act, Chapter 110D of the Massachusetts General Laws, as it may be amended from time to time, shall not apply to the corporation.

                             ARTICLE 7 - Amendments

      These By-Laws may be amended by vote of the holders of a majority of the shares of each class of the Capital stock at the time outstanding and entitled to vote at any annual or special meeting of stockholders, if notice of the substance of the proposed amendment is stated in the notice of such meeting. If authorized by the Articles of Organization, the Directors, by a majority of their number then in office, may also make, amend or repeal these By-Laws, in whole or in part, except with respect to (a) the provisions of these By-Laws governing (i) the removal of Directors, (ii) the indemnification of Directors and (iii) the amendment of these By-Laws and (b) any provision of these By-Laws which by law, the Articles of Organization or these By-Laws requires action by the stockholders.

      No change in the date fixed in these By-Laws for the annual meeting of stockholders may be made within 60 days before the date fixed in these By-Laws, and in case of any change in such date, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least 20 days before the new date fixed for such meeting.

      Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-Law, notice stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-Laws.

      Any By-Law adopted by the Directors may be amended or repealed by the stockholders entitled to vote on amending the By-Laws.